UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 27, 2019

Federal Home Loan Bank of Topeka

(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-52004	48-0561319

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 SW Wanamaker Road, Topeka, Kansas		66606

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		785.233.0507

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 8.01 Other Events.

On September 27, 2019, the Federal Housing Finance Agency (“FHFA”), the primary regulator of the Federal Home Loan Banks (“FHLBanks”), including the Federal Home Loan Bank of Topeka (the “FHLBank”), issued a Supervisory Letter to the FHLBanks providing among other things that, by March 31, 2020, the FHLBanks should cease entering into certain instruments referencing the London Interbank Offered Rate, or LIBOR,  that mature after December 31, 2021.

A copy of the FHLBank’s notice to its members regarding the FHFA’s letter to the FHLBanks as well as a copy of the FHFA’s letter are included herein as Exhibits to this Current Report on Form 8-K.

The FHLBank is evaluating the potential impact, if any, of the Supervisory Letter on its financial condition and results of operations.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Letter from the FHLBank to its members dated September 27, 2019.

99.2 Supervisory Letter from the FHFA to the FHLBanks dated as of September 27, 2019.

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Exhibit Index

Exhibit No.	Description

99.1 99.2	Letter from the FHLBank to its members dated September 27, 2019. Supervisory Letter from the FHFA to the FHLBanks dated as of September 27, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Topeka

September 27, 2019	By:	/s/ William W. Osborn

Name: William W. Osborn
Title: Senior Vice President and Chief Financial Officer